Exhibit 21.01

LIST OF SUBSIDIARIES OF II-VI INCORPORATED

Subsidiary	Jurisdiction of Incorporation

2001 Acquisition Co.	Pennsylvania

Allied Rising Investment Limited	Hong Kong

Exotic Electro-Optics, Inc.	California

HIGHYAG Lasertechnologie, Inc.	Pennsylvania

HIGHYAG Lasertechnologies, GmbH (74.93%)	Germany

II-VI Benelux N.V.	Belgium

II-VI Delaware, Inc.	Delaware

II-VI Deutschland GmbH	Germany

II-VI Deutschland Holdings GmbH	Germany

II-VI Holdings B.V.	Netherlands

II-VI International Pte., Ltd.	Singapore

II-VI Italia S.r.l.	Italy

II-VI Japan Incorporated	Japan

II-VI Optics (Suzhou) Co., Ltd.	China

II-VI Singapore Pte., Ltd.	Singapore

II-VI Suisse S.a.r.l.	Switzerland

II-VI Technologies (Beijing), Co., Ltd.	China

II-VI Trading (Suzhou) Co. Ltd.	China

II-VI U.K. Limited	England

II-VI Vietnam Co. Ltd.	Vietnam

II-VI Wide Band Gap, Inc.	Pennsylvania

Marlow Industries Europe GmbH	Germany

Marlow Industries, Inc.	Texas

Marlow Industries Asia, Inc.	Delaware

Marlow Industries, Limited	England

Pacific Rare Specialty Metals & Chemicals, Inc.	Philippines

Richly World Investment Limited	Hong Kong

VLOC Incorporated	Pennsylvania